A-3.6.1.3

[Letterhead of Duggins Wren Mann & Romero, LLP]

December 6, 2018
Exhibit 5.04
Entergy Arkansas, LLC
425 West Capitol Avenue
Little Rock, Arkansas 72201

Ladies and Gentlemen:

We have acted as local Texas counsel for Entergy Arkansas, LLC, a Texas limited liability company (the “Company”) in connection with Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 (the “Registration Statement”), including the exhibits thereto, which the Company proposes to file on or shortly after the date hereof, relating to (I) the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate aggregate principal amount of the Company’s First Mortgage Bonds (the “Bonds”). The Bonds will be issued in one or more new series pursuant to the Company’s Mortgage and Deed of Trust, dated as October 1, 1944, with Deutsche Bank Trust Company Americas, successor Corporate Trustee, and, as to property in Missouri, The Bank of New York Mellon Trust Company, N.A., successor Co-Trustee, as heretofore amended and supplemented by all indentures amendatory thereof and supplemental thereto, and as it will be further amended and supplemented (the Mortgage and Deed of Trust as so amended and supplemented being hereinafter referred to as the “Mortgage”); and (II) the qualification under the Trust Indenture Act of 1939, as amended, of the Mortgage.

In our capacity as such counsel, we have examined the Registration Statement and the Mortgage, which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. As to questions of fact material to the opinions expressed herein, we have relied upon representations and certifications of the officers of the Company and appropriate public officials without independent verification of such matters except as otherwise described herein. We have also examined or have caused to be examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have not examined the Bonds, except a specimen thereof, and we have relied upon a certificate of the Corporate Trustee as to the authentication and delivery thereof.

We are of the opinion that the Company is a limited liability company validly existing under the laws of the State of Texas.

Subject to the qualifications hereinafter expressed, we are of the opinion that the Bonds, when issued and delivered for the consideration contemplated by, and otherwise as contemplated in, the Registration Statement and the Mortgage, will be legally issued and will be binding obligations of the Company.

For purposes of the opinions set forth above, we have assumed (I) that the Bonds will be issued and delivered in compliance with the due authorization of and in accordance with the terms set by the Company’s

Board of Directors or an authorized committee thereof or an authorized officer, and (II) that the Bonds will be issued and delivered in compliance with appropriate orders with regard to the issuance of the Bonds by the Arkansas Public Service Commission and the Federal Energy Regulatory Commission.

This opinion is limited to the laws of the States of New York, Arkansas and Texas and the Federal laws of the United States of America. To the extent that the opinions relate to or are dependent upon the federal laws or matters governed by the laws of the State of New York or the Federal laws of the United States of America, we have relied upon the opinion of Morgan, Lewis & Bockius LLP, which is being filed as Exhibit 5.02 to the Registration Statement. To the extent that the opinions relate to or are dependent upon matters governed by the laws of the State of Arkansas, we have relied upon the opinion of Friday, Eldredge & Clark, LLP, which is being filed as Exhibit 5.03 to the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.04 to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption “Legality.” In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ DUGGINS WREN MANN & ROMERO, LLP